EXHIBIT 99

NEWS RELEASE	For more information
For Immediate Release	Mary Ryan
630-663-8283

Aftermarket Technology Corp. Issues 2005 Earnings Guidance

•	4Q’04 and full year 2004 adjusted earnings guidance reaffirmed

•	Cingular business update

DOWNERS GROVE, Illinois, Wednesday, December 15, 2004—Aftermarket Technology Corp. (NASDAQ:ATAC), today reaffirmed its fourth quarter 2004 adjusted earnings per diluted share estimate of $0.39 ($0.27 on a GAAP basis) and full-year adjusted earnings per diluted share of $1.30 ($0.27 on a GAAP basis). The Company also expects to achieve adjusted earnings per diluted share of approximately $1.40-$1.45 ($1.38-$1.42 on a GAAP basis) in 2005.

Don Johnson, President and CEO said, “We are reaffirming our adjusted earnings per diluted share estimates for the fourth quarter of $0.39 and for full year 2004 at $1.30.  We are proud of the gains achieved in 2004 as we recovered from 2003’s fourth quarter adjusted earnings per diluted share performance of $0.18 ($0.01 on a GAAP basis) and $1.06 ($0.84 on a GAAP basis) for the full year.  Main contributors to our success in 2004 include:  successful ramp-up of the Honda business, growth in the Logistics business, reorganization and performance improvement in the Independent Aftermarket business, on-going cost reductions, improved asset utilization, and improved levels of free cash flow from operations for an excellent reduction in net debt, on a proforma basis.”

“With our 2004 guidance reaffirmed, I want to turn to 2005.  I know that many of you are inquisitive as to the impact of the merger between Cingular and AT&T Wireless on the Company.  As we have indicated before, we have been actively involved in the planning and execution of immediate supply chain actions to support the ‘new’ Cingular.  As expected, the merger is driving changes in their business model as they rationalize their supply chain.  During discussions, Cingular advised us of their intention to consolidate the accessories packaging component of their business with their current vendor and will move a portion of their fulfillment to their Memphis operation.”

“Offsetting these losses, I am pleased to report that we have reached agreement with Cingular—as one of their key suppliers—for new and continuing pieces of business beginning in 2005.  Furthermore, we continue discussions with our customer relative to the full array of additional services we could provide as we position ourselves for long-term wins with Cingular later in 2005 and beyond.”

Johnson continued, “Given the above, our outlook for 2005 for adjusted earnings per share is expected to be in the range of $1.40 to $1.45 ($1.38-$1.42 on a GAAP basis), exceeding 10% growth on the high side of the range compared to our earnings guidance for 2004.  We expect revenues to range from $425 to $435 million, up from the $408 million expected for 2004.  Our outlook for 2005 has six key components:

•	Growth and diversification with both new and existing customers in both the Drivetrain and Logistics segments through new products, markets and services;

•	Continued transformation, growth and performance improvement of our Independent Aftermarket business;

•	Continuous improvement and cost reductions;

•	Continued improvement of asset/capacity utilization;

•	Generation of free cash flow with the ability to significantly reduce net debt to approximately $60 million and;

•	Evaluation and action on acquisitions complimentary to our business.”

Johnson concluded, “We are very excited about the direction of the Company and the growth we foresee with both current and new customers.”

The Company will host a conference call on Thursday, December 16, 2004 at 9:00 A.M. CENTRAL time to discuss all items referenced in this press release.  The dial-in number is (800) 657-1263.  Ask for the Aftermarket Technology Corp. conference call.  A replay of the call will be available for one week following the call.  The dial-in number for the replay is (877) 519-4471.  The access code is 5500320.

For further information, please see the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission.

ATC is headquartered in Downers Grove, Illinois.  The Company’s operations include drivetrain remanufacturing for the automobile manufacturers and the independent aftermarket, third party logistics, electronics remanufacturing and reverse logistics services.

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The preceding paragraphs contain statements that are not related to historical results and are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions.  Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate.  Actual results may differ materially from those projected or implied in the forward-looking statements.  The factors that could cause actual results to differ are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and other filings made by the Company with the Securities and Exchange Commission.

AFTERMARKET TECHNOLOGY CORP.

Reconciliation of certain financial measures reported in accordance with Generally Accepted Accounting Principles (“GAAP”) to those presented on the basis of methodologies other than in accordance with GAAP (“non-GAAP”)

(In millions, except per share data)

	Projected (1)
	For The Three Months Ended 12/31/04 (2)	For The Twelve Months Ended 12/31/04 (2)	For The Twelve Months Ended December 31, 2005
			Range
Earnings Per Diluted Share:			Low	High
Income from continuing operations (GAAP basis)	$0.27	$0.27	$1.38	$1.42
Exit, disposal, certain severance and other charges, net of income taxes (a)	0.06	0.35	0.02	0.03
Impairment of goodwill, net of income taxes (a)	0.06	0.70	—	—
Adjustments to income tax expense (a)	—	(0.02)	—	—
Adjusted income from continuing operations (non-GAAP basis)	$0.39	$1.30	$1.40	$1.45

(1) Reflects management’s guidance as of 12/15/04.

(2) Does not reflect the reclassification of the results of our closed Gastonia, North Carolina factility to discontinued operations.

(a) Further details can be found on the Company’s website at www.goATC.com

The preceding estimates are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those that are predictive or express expectations, that depend upon or refer to future events or conditions, or that concern future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, or possible future Company actions. Forward-looking statements involve risks and uncertainties because such statements are based on current expectations, projections and assumptions regarding future events that may not prove to be accurate. Actual results may differ materially from those projected or implied in the forward-looking statements. The factors that could cause actual results to differ are discussed in the Company’s most recent Annual Report on Form 10-K and other filings made by the Company with the Securities and Exchange Commission.

AFTERMARKET TECHNOLOGY CORP.

Explanation of non-GAAP Financial Measures

The Company reports its financial results of operations in accordance with generally accepted accounting principles (“GAAP”).  The Company also provides non-GAAP financial information to complement its consolidated financial statements presented in accordance with GAAP.  This press release includes such non-GAAP financial measures.  A “non-GAAP financial measure” is defined as a numerical measure of the Company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.

Following is a description of the various non-GAAP financial measures used by the Company:

Adjusted Income from Operations:  Represents income from operations (GAAP basis) adjusted to exclude exit, disposal, certain severance and other charges.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted EBITDA:  EBITDA is defined by the Company as income from continuing operations (GAAP basis) adjusted to exclude interest income and expense, depreciation and amortization expense, and income tax expense.  Adjusted EBITDA also excludes exit, disposal, certain severance and other charges and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Income from Continuing Operations:  Represents income from continuing operations (GAAP basis) adjusted to exclude, on an after-tax basis, exit, disposal, certain severance and other charges and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Adjusted Income from Continuing Operations Per Diluted Share:  Represents income from continuing operations per diluted share (GAAP basis) adjusted to exclude, on an after-tax basis per diluted share, exit, disposal, certain severance and other charges and other unusual items of income or expense as determined by management.  Each specific item is described in the footnotes to the schedule that reconciles the GAAP to non-GAAP financial measures.

Free Cash Flow:  Represents net cash provided by operating activities – continuing operations reduced by purchases of property, plant and equipment.

The Company believes these non-GAAP financial measures provide management and investors with useful information by removing the effect of variances in GAAP reported results that are not indicative of fundamental changes in the earnings capacity of the Company’s operations, and enables management and investors to meaningfully trend, analyze and benchmark the performance of the Company’s operations.  The Company also believes that the presentation of the non-GAAP financial measure is consistent with its past practice and enables management and investors to compare current non-GAAP measures with non-GAAP measures presented in prior periods.

In addition, many of the Company’s internal performance measures exclude the effects of these income and expense items and are based upon the related non-GAAP financial measure.

The Company’s non-GAAP financial measures may vary from similar titled measures of other companies because of differences in the way the measures are calculated and therefore should not be used to compare the Company’s performance to that of other companies.

Whenever the Company presents non-GAAP financial measures, a reconciliation to the most directly comparable financial measure calculated and presented in accordance with GAAP is made available.  The non-GAAP financial measures used by the Company are not intended to supercede or replace the Company’s GAAP results or expectations.